As filed with the Securities and Exchange Commission on September 27, 2006

Registration No. 333-41652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPEX CORPORATION

(formerly Ampex Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	13-3667696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-4111

(Address of principal executive offices, including zip code)

AMPEX CORPORATION 2000 STOCK BONUS PLAN, AS AMENDED

(Full title of the plan)

Joel D. Talcott, Esq.

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-3330

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Craig L. McKibben

Ampex Corporation

135 East 57th Street

New York, New York 10022

(212) 935-6144

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement amends the Registration Statement on Form S-8 (File No. 333-41652) filed by Ampex Corporation on July 18, 2000 to register up to 125,000 shares (as adjusted) of the company’s Class A Common Stock, par value $0.01 per share (the “Class A Stock”), reserved for issuance under the Ampex Corporation 2000 Stock Bonus Plan (the “Plan”). The contents of that Registration Statement are incorporated herein by reference.

This Post-Effective Amendment No. 1 is being filed to reflect certain amendments to the Plan adopted by the Company’s Board of Directors, in accordance with the Plan, in order to, among other things, conform the Plan to Section 409A of the Internal Revenue Code of 1986, as amended, relating to tax treatment of certain deferred compensation plans and arrangements, established under the American Jobs Creation Act of 2004. A copy of the Plan, as so amended, is filed as Exhibit 10.1 hereto.

Item 8. Exhibits.

4.1	Ampex Corporation 2000 Stock Bonus Plan, as amended through June 14, 2006 (filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2006, and incorporated herein by reference).

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 27, 2006.

AMPEX CORPORATION

By:	/s/ CRAIG L. MCKIBBEN
Craig L. McKibben
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* Edward J. Bramson	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2006

/s/ Craig L. McKibben Craig L. McKibben	Vice President, Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2006

* Peter Slusser	Director	September 27, 2006

* William A. Stoltzfus, Jr.	Director	September 27, 2006

* Douglas T. McClure, Jr.	Director	September 27, 2006

*By	/s/ Craig L. McKibben
Craig L. McKibben
Attorney-in-Fact
granted in Registration Statement No. 333-41652, as originally filed.

3